LETTER OF TRANSMITTAL

                   Regarding Limited Partnership Interests in

                        SEI OPPORTUNITY MASTER FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                               Dated June 30, 2005

           ----------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,
                 ON JULY 28, 2005, UNLESS THE OFFER IS EXTENDED.

           ----------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                            SEI Private Trust Company
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456
                                 Attn: STAS Team

                               Fax: (610) 676-2010


        For additional information contact your account service director


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

Ladies and Gentlemen:

         The undersigned hereby tenders to SEI Opportunity Master Fund, L.P. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited partnership interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 30, 2005 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

         The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

         The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby, and that if the Offer is oversubscribed, the Fund might not purchase all of the undersigned's tendered Interest.

         A non-transferable promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered by the undersigned, as described in Section 7 of the Offer to Purchase. The undersigned acknowledges that the promissory note will be held for the undersigned by SEI Private Trust Company. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering Investor in the sole discretion of the Board of Directors of the Fund.

         If the undersigned's entire Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.



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

         The undersigned recognizes that the amount of the purchase price for Interests, or a portion thereof, will be based on the unaudited net asset value of the Fund estimated as of September 30, 2005, subject to any extension of the Offer as described in Sections 4 and 8 of the Offer to Purchase, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for the fiscal year ending March 31, 2006, which is anticipated to be completed not later than 60 days after March 31, 2006. The payment of the contingent obligation will be made promptly after such 60-day period.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

         The undersigned acknowledges that the method of delivery of any document is at the election and complete risk of the undersigned including, but not limited to, the failure of the Fund's custodian, SEI Private Trust Company, to receive any Letter of Transmittal or other document.

         IF YOU DO NOT WISH TO SELL YOUR INTERESTS AT THIS TIME, PLEASE DISREGARD THIS LETTER OF TRANSMITTAL. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY RECEIVES YOUR DOCUMENTS.





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


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

SEI PRIVATE TRUST COMPANY
ONE FREEDOM VALLEY DRIVE
OAKS, PENNSYLVANIA  19456
ATTN:  STAS TEAM

FAX:  (610) 676-2010

PART 1.     INVESTOR INFORMATION:

            Name of Investor:
                               -------------------------------------------------

            Social Security No.
            or Taxpayer
            Identification No.:
                                    --------------------------

            Telephone Number:       (       )
                                    --------------------------

PART 2.     AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

            [ ]     Entire limited partnership interest.

            [ ] Portion of limited partnership interest expressed as a specific dollar value. (A minimum interest with a value greater than $25,000 (the "Required Minimum Balance"), must be maintained.)*

                                                   $-----------

            [ ] Portion of limited partnership interest in excess of the Required Minimum Balance.

                    *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.     PAYMENT.

            The promissory note for the purchase price will be held for you by SEI Private Trust Company.

            Cash payments will be wire transferred directly to your account. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to such account, upon a withdrawal of this cash payment from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.

            PART 4.  SIGNATURE(S).


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
FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
AND JOINT OWNERSHIP:


------------------------------------                         ------------------------------------
Signature                                                    Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 IN SUBSCRIPTION DOCUMENTS)


------------------------------------                         ------------------------------------
Print Name of Investor                                       Signature
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              IN SUBSCRIPTION DOCUMENTS)


------------------------------------                         ------------------------------------
Joint Owner Signature if necessary                           Print Name of Signatory and Title
(SIGNATURE OF  JOINT OWNER(S) EXACTLY AS APPEARED
 IN SUBSCRIPTION DOCUMENTS)


------------------------------------                         ------------------------------------
Print Name of Joint Owner                                    Co-signatory if necessary
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              IN SUBSCRIPTION DOCUMENTS)


                                                             ------------------------------------
                                                             Print Name and Title of Co-signatory

----------------------------------------------------------------------------------------------------------------------


Date:
         -----------------




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